EXHIBIT 99.1

Sigma Labs Announces $9.7 Million Registered Direct Offering Priced At-The-Market under Nasdaq Rules

SANTA FE, NM / ACCESSWIRE / March 25, 2021 / Sigma Labs, Inc. (NASDAQ:SGLB) (“Sigma Labs” or the “Company”), a leading developer of quality assurance software for the commercial metal 3D printing industry, today announced that it has entered into securities purchase agreements with institutional investors to purchase 2,190,000 of its shares of common stock in a registered direct offering priced at-the-market under Nasdaq rules. Additionally, Sigma Labs has also agreed to issue to the investors short-term warrants to purchase up to an aggregate of 2,190,000 shares of common stock in a concurrent private placement. The combined purchase price for one common stock and a warrant to purchase one share of common stock is $4.445. The warrants have an exercise price of $4.32 per share, are exercisable upon the Company’s receipt of shareholder approval to increase its number of authorized shares of common stock from 12 million shares to 24 million shares for a period of two years.

H.C. Wainwright & Co. is acting as the exclusive placement agent for the offering.

The gross proceeds from the registered direct offering and concurrent private placement are expected to be approximately $9.7 million before deducting placement agent fees and other estimated offering expenses. Sigma Labs intends to use the net proceeds from this offering for the Company’s operations, including the development and marketing of its products and services, and working capital and general corporate purposes. The registered direct offering and concurrent private placement is expected to close on or about March 26, 2021, subject to the satisfaction of customary closing conditions.

The common stock described above (but not the warrants or the shares of common stock underlying the warrants) are being offered pursuant to a “shelf” registration statement (File No. 333-225377) that was filed with the U.S. Securities and Exchange Commission (“SEC”) on June 1, 2018 and declared effective on June 14, 2018. Such shares of common stock may be offered only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement. A final prospectus supplement and the accompanying prospectus relating to the offering of the shares of common stock will be filed with the SEC. Electronic copies of the prospectus supplement and the accompanying prospectus relating to the offering of common stock may be obtained, when available, on the SEC’s website at http://www.sec.gov or by contacting H.C. Wainwright & Co., LLC at 430 Park Avenue, 3rd Floor, New York, NY 10022, by e-mail: placements@hcwco.com or by telephone: (212) 856-5711.

The warrants issued in the concurrent private placement and shares of common stock underlying the warrants are being offered in a private placement under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Act”), and Regulation D promulgated thereunder and, along with the shares of common stock underlying the warrants, have not been registered under the Act, or applicable state securities laws. Accordingly, the warrants and underlying shares of common stock may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Act and such applicable state securities laws.

This press release does not constitute an offer to sell or the solicitation of an offer to buy, nor there any sales of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

About Sigma Labs

Sigma Labs Inc. is a leading provider of in-process quality assurance (IPQA®) software to the additive manufacturing industry. Sigma Labs specializes in the development and commercialization of real-time monitoring solutions known as PrintRite3D® for 3D metal advanced manufacturing technologies. PrintRite3D detects and classifies defects and anomalies real-time during the manufacturing process, enabling significant cost-savings and production efficiencies. Sigma Labs believes its software product will be a major catalyst for the acceleration and adoption of 3D metal printing. For more information, please visit www.sigmalabsinc.com.

Forward-Looking Statements

This press release contains forward-looking statements that are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks, trends, and uncertainties that could cause actual results to be materially different from the forward-looking statement. These factors include, but are not limited to, market and other conditions, statement with respect to the completion of the registered direct offering, the satisfaction of customary closing conditions related to the registered direct offering and the intended use of net proceeds from the registered direct offering, whether the Company can successfully develop the Company’s proprietary technologies and whether the market will accept the Company’s products and services, and the impact of COVID-19, general economic, industry or political conditions in the United States or internationally as well as other risk factors and business considerations described in the Company’s Securities and Exchange Commission filings including the annual report on Form 10-K. Any forward-looking statements in this document should be evaluated in light of these important risk factors. In addition, any forward-looking statements included in this press release represent the Company’s views only as of the date of its publication and should not be relied upon as representing its views as of any subsequent date. The Company assumes no obligation to update these forward-looking statements, except as required by law.

Contact:

Investor Contact:

Chris Tyson

Managing Director

MZ Group - MZ North America

949-491-8235
SGLB@mzgroup.us
www.mzgroup.us

Company Contact:

Steven Gersten

Sigma Internal IR

813-334-9745

investors@sigmalabsinc.com